UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

ALCHEMY INVESTMENTS ACQUISITION CORP 1

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED OCTOBER 24, 2024

TO

PROXY STATEMENT

ALCHEMY INVESTMENTS ACQUISITION CORP 1

A Cayman Islands Exempted Company

850 Library Avenue, Suite 204-F

Newark DE 19711

ANNUAL GENERAL MEETING

OF

ALCHEMY INVESTMENTS ACQUISITION CORP 1

TO BE HELD ON OCTOBR 31, 2024

On October 9, 2024, ALCHEMY INVESTMENTS ACQUISITION CORP 1 (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Definitive Proxy Statement”) for its annual general meeting (the “Meeting”) which was held on October 24, 2024 at 10:00 a.m. ET (the “Meeting”). The Company adjourned the Meeting to October 31, 2024 at 10:00 a.m. ET (the “Adjourned Meeting”).

This supplement (the “Supplement”) contains additional information about the Meeting that supplements the Proxy and we urge you to read this Supplement together with the Proxy.

The Company is filing this Supplement to disclose that the Adjourned Meeting will be convened on October 31, 2024 at 10:00 a.m. ET using the same dial-in information which is included below:

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

International numbers available: https://loeb.zoom.us/u/adv66rBl7u

International numbers available: Conference ID: 587 621 6464

Because the Company adjourned the Meeting to October 31, 2024, you may exercise your vote up to and until the Adjourned Meeting, and the deadline for submission of public Class A Ordinary Shares for redemption will be extended to 5:00 p.m. Eastern time on October 29, 2024.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy and you do not wish to make any changes, you do not need to do anything further.

— END OF SUPPLEMENT TO PROXY STATEMENT —